Exhibit 99.1

Williams (NYSE: WMB)
One Williams Center
Tulsa, OK 74172
800-Williams
www.williams.com

DATE: April 30, 2014

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege	John Porter	Sharna Reingold
(918) 573-4034	(918) 573-0797	(918) 573-2078

Williams Reports First-Quarter 2014 Financial Results

—	First-Quarter 2014 Net Income is $140 Million, $0.20 per Share; Results Impacted by Bluegrass Project Write-off and Related Costs, Lower NGL Margins vs. Year-Ago Period

—	Adjusted Net Income $190 Million or $0.28 per Share

—	Williams Partners’ Fee-based Revenue Up $63 Million or 9% vs. 2013

—	Continue to Expect More Than 50% Growth in Adjusted Segment Profit + DD&A for 2015 vs. 2013

—	Reaffirming Cash-Dividend Growth of 20% in each of 2014 and 2015

—	Williams, Williams Partners Analyst Day Set for May 14; Management to Present on Businesses and Provide 2016 Guidance

Quarterly Summary Financial Information	1Q 2014		1Q 2013
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share
(Unaudited)

Income from continuing operations	$140	$0.20	$162	$0.23
Income (loss) from discontinued operations	—	—	(1)	—

Net income	$140	$0.20	$161	$0.23

Adjusted income from continuing operations*	$190	$0.28	$152	$0.22

*	A schedule reconciling income from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this news release.

TULSA, Okla. – Williams (NYSE: WMB) has announced unaudited first-quarter 2014 net income attributable to Williams of $140 million, or $0.20 per share on a diluted basis, compared with net income of $161 million, or $0.23 per share on a diluted basis for first-quarter 2013.

The decline in net income during first-quarter 2014 was primarily due to $86 million of charges related to the proposed Bluegrass Pipeline project primarily reflecting the write-off of development costs that were previously capitalized and other costs that were incurred or accrued during the first quarter. At Williams Partners, increases in fee-based revenues more than offset lower natural gas liquids (NGL) margins.

Adjusted Income from Continuing Operations

Adjusted income from continuing operations was $190 million, or $0.28 per share, for first-quarter 2014, compared with $152 million or $0.22 per share for first-quarter 2013.

The $38 million increase in after-tax results attributable to Williams for the quarter was driven by $63 million growth in Williams Partners’ fee-based revenues, as well as $63 million in higher Geismar results (including the benefit of expected business interruption insurance recoveries and planned plant expansion), partially offset by $38 million lower NGL margins and other changes.

Adjusted income from continuing operations reflects the removal of items considered unrepresentative of ongoing operations and is a non-GAAP measure. A reconciliation to the most relevant GAAP measure is attached to this news release.

CEO Comment

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“Williams’ core businesses performed well in the first quarter, generating a 14 percent increase in adjusted segment profit plus DD&A versus the prior year as we continued our trend of posting significant quarterly increases in fee-based revenues.

“From an execution perspective, we completed or made significant progress on several large-scale projects in the first quarter. We added a second fractionator to our Moundsville, West Virginia facility, substantially completed the Keathley Canyon deepwater pipeline and prepared Gulfstar One for commissioning. Additionally, the Geismar olefins plant is expected to begin the startup of its expanded production in June.

“We’re excited about the accelerating pace of expansion projects at Transco, including Atlantic Sunrise, Dalton Expansion and our newly announced Gulf Trace project. The Atlantic Sunrise and Gulf Trace projects will serve as important infrastructure for future LNG export facilities at Cove Point and Sabine Pass.

“We believe the Bluegrass Pipeline project remains the best long-term solution in the marketplace for transporting NGLs from the northeast to the Gulf Coast and we continue to pursue support for the project. However, we are exercising financial discipline by suspending capital expenditures as we seek to secure the necessary customer commitments to move forward. Williams will focus its capital investments on the large portfolio of investment opportunities where the returns are more attractive relative to risks.

“Our strong performance, steadfast execution and constantly growing business opportunities, give us confidence in our continuing expectation to grow adjusted segment profit plus DD&A by 50 percent in 2015 versus 2013 with minimal Williams Partners’ equity issuances in 2014 and none planned for 2015. Growing cash flows are shifting financing toward debt while we continue to maintain investment grade credit metrics.”

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners, Williams NGL & Petchem Services, Access Midstream Partners, and Other.

The Williams Partners segment includes the consolidated results of Williams Partners L.P. (NYSE:WPZ). Following the dropdown of Williams’ currently operational Canadian assets to Williams Partners in February 2014, Williams NGL & Petchem Services segment is comprised of various developmental-stage projects. Access Midstream Partners includes the company’s equity earnings from its 50-percent interest in privately held Access Midstream Partners GP, L.L.C. and an approximate 23-percent limited-partner interest in Access Midstream Partners, L.P. (NYSE: ACMP). Prior period segment results have been recast to reflect our contribution of certain Canadian assets to Williams Partners.

	1Q
	Segment Profit (Loss)		Adj. Segment Profit (Loss)**
Amounts in millions	2014	2013	2014	2013
Williams Partners	$503	$494	$563	$488
Williams NGL & Petchem Services	(100)	(2)	(5)	(2)
Access Midstream Partners *	6	—	6	—
Other	3	(5)	3	(5)

Total Consolidated Segment Profit	$412	$487	$567	$481

*	Segment results for Access Midstream Partners for 1Q 2014 and 1Q 2013 includes $15 million and $17 million, respectively, of non-cash amortization of the difference between the cost of Williams’ investment and the company’s underlying share of the net assets of Access Midstream Partners.

**	A schedule reconciling segment profit to adjusted segment profit (non-GAAP measure) is available at www.williams.com and as an attachment to this news release.

Williams Partners

Williams Partners is focused on natural gas transportation, gathering, treating, processing and storage; natural gas liquids fractionation, storage and transportation; olefins production; and oil transportation.

For first quarter 2014, Williams Partners reported segment profit of $503 million, compared with $494 million for first quarter 2013. The increase in segment profit is primarily due to an increase in fee-based revenues, partially offset by lower NGL margins and higher operating costs (primarily depreciation) associated with ongoing growth in Williams Partners’ Northeast operations.

WPZ raised its first quarter cash distribution by 1.3 percent compared to the prior quarter. There is a more detailed description of Williams Partners’ business results in the partnership’s first quarter 2014 financial results news release, also issued today.

Williams Partners	2013					2014
Key Operational Metrics	1Q	2Q	3Q		4Q	1Q	1Q Change
							Year-over-year	Sequential
Fee-based Revenues (millions)	$685	$705		$721	$754	$748	9%	-1%
NGL Margins (millions)	$144	$117		$131	$127	$106	-26%	-17%
Ethane Equity sales (million gallons)	23	43		57	24	33	43%	38%
Per-Unit Ethane NGL Margins ($/gallon)	$0.03	$0.02	-$	0.01	$0.02	$0.20	567%	900%
Non-Ethane Equity sales (million gallons)	163	157		153	134	113	-31%	-16%
Per-Unit Non-Ethane NGL Margins ($/gallon)	$0.87	$0.75		$0.85	$0.94	$0.88	1%	-6%
Olefin Margins (millions)	$150	$117		$23	$12	$28	-81%	133%
Geismar ethylene sales volumes (millions of lbs.)	246	211		N/A	N/A	N/A	N/A	N/A
Geismar ethylene margin ($/pound)	$0.37	$0.33		N/A	N/A	N/A	N/A	N/A

Williams NGL & Petchem Services

As previously mentioned, following the dropdown of Williams’ currently operational Canadian assets to Williams Partners in February 2014, Williams NGL & Petchem Services segment is comprised of various developmental-stage projects in Canada and the Gulf Coast.

Williams NGL & Petchem Services reported segment loss of $100 million for first quarter 2014, compared with segment loss of $2 million for first quarter 2013.

The decline in segment profit during first quarter was primarily due to charges of $95 million related to the proposed Bluegrass project, including equity losses associated with the write-off of development costs at Bluegrass that were previously capitalized and other costs incurred or accrued during the first quarter.

Access Midstream Partners

The first quarter 2014 segment profit of $6 million for Access Midstream Partners includes $21 million of equity earnings recognized from Access Midstream Partners, L.P. reduced by $15 million noncash amortization of the difference between the cost of Williams’ investment and the company’s underlying share of the net assets of Access Midstream Partners, L.P. In the first quarter of 2014, Williams received a regular quarterly distribution of $31 million from Access Midstream Partners, L.P.

ACMP raised its first quarter cash distribution by 3.6 percent compared to the prior quarter.

Recent Operational Achievements

Northeast G&P

Williams Partners steadily increased the Northeast gathered volumes in first-quarter 2014 despite difficult winter weather conditions, reaching a new monthly average record of 2.3 billion cubic feet per day in the Utica-Marcellus. Average daily gathered volumes increased 38 percent in first quarter 2014 versus first quarter 2013. The Susquehanna Supply Hub grew volumes by 37 percent, Ohio Valley Midstream grew volumes by 63 percent and Laurel Mountain grew volumes by 29 percent during the quarter.

Williams Partners completed installation of additional fractionation capacity and is on track to install a de-ethanizer and stabilizer in the first half of 2014 at Ohio Valley Midstream to keep pace with producer demand.

Atlantic-Gulf

In the deepwater Gulf of Mexico, Williams Partners positioned the floating spar and completed the installation of the platform of Gulfstar One, the first-of-its-kind floating production spar, on schedule to start serving our deepwater customers in the third quarter of 2014. The turn-key product, which is part of the partnership’s offshore field development program, combines production handling services with export pipeline, oil and gas gathering and processing services.

In the Gulf of Mexico, Williams Partners completed installation of the 215-mile Keathley Canyon Connector 20-inch deepwater pipeline. The $460 million project, which includes a new shelf platform and an onshore methanol extraction plant, is due to be completed and ready to receive production within the fourth quarter of 2014.

Timely expansions to the Transco pipeline system drove record-breaking volume deliveries in areas stretching from Mississippi to New York City. Transco set a three-day delivery record Jan.6-8, 2014 when it delivered an average of 11.12 million dekatherms per day.

Williams Partners announced that the Atlantic Sunrise expansion project received binding commitments from nine shippers for 100 percent of the 1.7 million dekatherms of daily firm transportation capacity. The project includes 15-year shipper commitments from producers, local distribution companies and power generators. Williams Partners expects to bring Atlantic Sunrise into service in the second half of 2017, assuming all necessary regulatory approvals are received in a timely manner.

West

The Willow Creek processing plant in the Piceance Basin achieved a new quarterly average daily inlet volume throughput record of 479 million cubic feet per day in the first quarter.

NGL & Petchem Services

Williams Partners continues to rebuild, turnaround and expand the Geismar Olefins plant, which is expected to begin startup in the latter half of June 2014. The expansion will increase the ethylene production capacity by 600 million pounds per year to a total capacity of 1.95 billion pounds per year. Williams Partners’ share of the total capacity is approximately 1.7 billion pounds per year.

Guidance

The company continues to expect to increase the full-year dividend it pays shareholders by 20 percent in each 2014 and 2015 – to per-share amounts of $1.75 and $2.11, respectively. Williams’ full-year dividend for 2013 was $1.44 per share. The expected quarterly increases in Williams’ dividend are subject to quarterly approval of Williams’ board of directors. Williams has paid a common stock dividend every quarter since 1974.

Williams expects strong cash flow growth from Williams Partners and Access Midstream Partners to drive the cash dividend growth through the 2014 to 2015 guidance period and beyond.

Williams Partners’ consolidated profitability and cash flow guidance ranges are unchanged from guidance issued on February 19, 2014. Williams Partners expects adjusted segment profit + DD&A to grow by nearly 50 percent for 2015 versus 2013. Several key drivers and assumptions are embedded in this estimate. The largest risks to achieving this growth in 2014 are:

a.	Natural gas and natural gas liquids prices that drive assumed NGL margins and drilling activities, as well as olefins prices and margins.

b.	Recovery of business interruption insurance proceeds offsetting the majority of the Geismar plant outage in 2014, which assumes a June startup.

c.	The timely completion and producer startup of the Gulfstar One project and Discovery’s Keathley Canyon System.

d.	The delivery of new facilities in the Marcellus producing region along with expected volume growth.

e.	The in-service date for Transco’s Rockaway Lateral.

Williams Partners has $500 million of combined business interruption and property damage insurance related to the Geismar incident (subject to deductibles and other limitations) that is expected to significantly mitigate the financial loss. Based on commodity pricing assumptions and property damage estimates, the company estimates approximately $430 million of cash recoveries from insurers related to business interruption losses and approximately $70 million related to property damage. In first quarter 2014, the insurers paid a second installment of $125 million and the total amount received to date is $175 million.

The assumed expanded plant restart date and repair cost estimate are subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions. The assumed property damage and business interruption insurance proceeds are also subject to various uncertainties and risks that could cause the actual results to be materially different from these assumptions.

Capital expenditures for Williams included in guidance for 2014 and 2015 have been decreased by approximately $1.2 billion due to the elimination of the proposed Bluegrass Pipeline project. This decrease is offset somewhat by approximately $250 million of higher estimated capital expenditures at Williams Partners during this period, which primarily relates to new projects.

Williams is removing the proposed Bluegrass project from its financial guidance and will focus current capital expenditures on the large portfolio of investment opportunities where the returns are more attractive relative to risks.

Williams’ current guidance for its earnings and capital expenditures are displayed in the following table:

Williams Guidance	2014			2015
Dollars in millions	Low	Mid	High	Low	Mid	High
Adjusted Segment Profit (1)	$2,200	$2,400	$2,600	$2,820	$3,070	$3,320
Adjusted Segment Profit + DD&A (1)	$3,185	$3,410	$3,635	$3,945	$4,220	$4,495
Capital & Investment Expenditures
Williams Partners	$3,305	$3,590	$3,875	$2,195	$2,450	$2,705
Williams NGL & Petchem Services	405	455	505	380	430	480
Other	50	55	60	25	25	25
Total Capital & Investment Expenditures	$3,760	$4,100	$4,440	$2,600	$2,905	$3,210
Adjusted Earnings Per Share (1)	$1.00	$1.10	$1.20	$1.35	$1.50	$1.65

(1)	Adjusted Segment Profit and Adjusted Diluted EPS are adjusted to remove items considered unrepresentative of ongoing operations and are non-GAAP measures. Adjusted Segment Profit + DD&A is also a non-GAAP measure. Reconciliations to the most relevant GAAP measures are attached to this news release.

Williams, Williams Partners Analyst Day Set for May 14

Williams (NYSE: WMB) is scheduled to host its annual Analyst Day event May 14. During the event, Williams’ management will give in-depth presentations covering all of Williams’ and Williams Partners L.P.’s (NYSE:WPZ) energy infrastructure businesses and provide 2016 guidance. The event is scheduled from 8:30 a.m. to approximately 2 p.m. EDT.

On the day of the event, www.williams.com and www.williamslp.com will feature presentation files for download along with a link to a live webcast. A replay of the Analyst Day webcast will be available for two weeks following the event.

First-Quarter Materials to be Posted Shortly, Q&A Webcast Scheduled for Tomorrow

Williams’ first-quarter 2014 financial results will be posted shortly at www.williams.com. The information will include the data book and analyst package.

Williams and Williams Partners L.P. will host a joint Q&A live webcast on Thursday, May 1, at 9:30 a.m. EDT. A limited number of phone lines will be available at (888) 949-2165. International callers should dial (719) 325-4855. A link to the live first-quarter webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com and www.williamslp.com.

Form 10-Q

The company plans to file its first-quarter 2014 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams websites.

Non-GAAP Measures

This news release includes certain financial measures – adjusted segment profit, adjusted segment profit + DD&A, adjusted income from continuing operations (“earnings”) and adjusted earnings per share – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit, adjusted earnings and adjusted earnings per share measures exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Management believes these measures provide investors meaningful insight into the company’s results from ongoing operations.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company and aid investor understanding. Neither adjusted segment profit, adjusted segment profit + DD&A, adjusted earnings, nor adjusted earnings per share measures are intended to represent an alternative to segment profit, net income or earnings per share. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams (NYSE: WMB)

Williams is one of the leading energy infrastructure companies in North America. It owns interests in or operates 15,000 miles of interstate gas pipelines, 1,000 miles of NGL transportation pipelines, and more than 10,000 miles of oil and gas gathering pipelines. The company’s facilities have daily gas processing capacity of 6.6 billion cubic feet of natural gas, NGL production of more than 200,000 barrels per day and domestic olefins production capacity of 1.35 billion pounds of ethylene and 90 million pounds of propylene per year. Williams owns approximately 66 percent of Williams Partners L.P. (NYSE: WPZ), one of the largest diversified energy master limited partnerships. Williams Partners owns most of Williams’ interstate gas pipeline and midstream assets. Williams also owns certain domestic olefins pipelines assets, as well as a significant investment in Access Midstream Partners, L.P. (NYSE: ACMP), a midstream natural gas services provider. The company’s headquarters is in Tulsa, Okla. For more information, visit www.williams.com, where the company routinely posts important information.

The Williams Companies, Inc.

Our reports, filings, and other public announcements may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

—	Amounts and nature of future capital expenditures;

—	Expansion and growth of our business and operations;

—	Financial condition and liquidity;

—	Business strategy;

—	Cash flow from operations or results of operations;

—	The levels of dividends to stockholders;

—	Natural gas, natural gas liquids and olefins, supply, prices and demand;

—	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

—	Whether we have sufficient cash to enable us to pay current and expected levels of dividends;

—	Availability of supplies, market demand and volatility of prices;

—

Inflation, interest rates, fluctuation in foreign exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

—	The strength and financial resources of our competitors and the effects of competition;

—	Whether we are able to successfully identify, evaluate and execute investment opportunities;

—	Ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses, as well as successfully expand our facilities;

—	Development of alternative energy sources;

—	The impact of operational and development hazards and unforeseen interruptions;

—	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

—	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

—	Changes in maintenance and construction costs;

—	Changes in the current geopolitical situation;

—	Our exposure to the credit risk of our customers and counterparties;

—	Risks related to financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of capital;

—	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

—	Risks associated with weather and natural phenomena, including climate conditions;

—	Acts of terrorism, including cybersecurity threats and related disruptions;

—	Additional risks described in our filings with the Securities and Exchange Commission.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 26, 2014, and each of our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

# # #

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

March 31, 2014

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2013					2014
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$162	$149	$143	$(13)	$441	$140

Income (loss) from continuing operations—diluted earnings per common share	$.23	$.22	$.20	$(.02)	$.64	$.20

Adjustments:

Williams Partners
Net loss (recovery) related to Eminence storage facility leak	$—	$(5)	$5	$(2)	$(2)	$—
Share of impairments at equity method investee	—	—	—	7	7	—
Contingency loss (gain)	(6)	—	9	16	19	—
Loss related to Geismar Incident	—	6	4	4	14	—
Geismar Incident adjustment for insurance and timing	—	—	(35)	118	83	54
Loss related to compressor station fire	—	—	—	—	—	6

Total Williams Partners adjustments	(6)	1	(17)	143	121	60

Williams NGL & Petchem Services
Write-off of abandoned project	—	—	—	20	20	—
Bluegrass Pipeline project development costs—(100% consolidated)	—	—	—	—	—	19
Bluegrass Pipeline and Moss Lake project development costs (50% equity investment losses)	—	—	—	—	—	6
Equity investment losses related to Bluegrass Pipeline and Moss Lake write-offs	—	—	—	—	—	70

Total Williams NGL & Petchem Services adjustments	—	—	—	20	20	95

Access Midstream Partners
Gain associated with ACMP equity issuance	—	(26)	—	(5)	(31)	—

Total Access Midstream Partners adjustments	—	(26)	—	(5)	(31)	—

Adjustments included in segment profit (loss)	(6)	(25)	(17)	158	110	155

Adjustments below segment profit (loss)
Reorganization-related costs	2	—	—	—	2	—
Interest income on receivable from sale of Venezuela assets—Other	(13)	(13)	(11)	(13)	(50)	(13)
Allocation of adjustments to noncontrolling interests	5	4	9	(46)	(28)	(25)

	(6)	(9)	(2)	(59)	(76)	(38)

Total adjustments	(12)	(34)	(19)	99	34	117
Less tax effect for above items	1	10	4	(39)	(24)	(47)

Adjustments for tax-related items [1]	1	4	2	101	108	(20)

Adjusted income from continuing operations available to common stockholders	$152	$129	130	$148	$559	$190

Adjusted diluted earnings per common share [2]	$.22	$.19	$.19	$.22	$.81	$.28

Weighted-average shares—diluted (thousands)	687,143	686,924	687,306	687,712	687,185	688,904

[1]	The fourth quarter of 2013 includes a favorable adjustment to reflect taxes on undistributed earnings of certain foreign operations that are no longer considered permanently reinvested. The first quarter of 2014 includes an unfavorable adjustment related to completing the dropdown of certain Canadian operations to Williams Partners.

[2]	Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

1

Consolidated Statement of Income

(UNAUDITED)

	2013					2014
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$706	$721	$736	$776	2,939	$819
Product sales	1,104	1,046	887	884	3,921	930

Total revenues	1,810	1,767	1,623	1,660	6,860	1,749

Costs and expenses:
Product costs	790	801	710	726	3,027	769
Operating and maintenance expenses	260	291	269	277	1,097	298
Depreciation and amortization expenses	201	198	207	209	815	214
Selling, general, and administrative expenses	132	123	130	127	512	150
Net insurance recoveries—Geismar Incident	—	6	(45)	13	(26)	(119)
Other (income) expense—net	1	(2)	16	45	60	17

Total costs and expenses	1,384	1,417	1,287	1,397	5,485	1,329

Equity earnings (losses)	18	38	37	41	134	(48)
Income (loss) from investments	(1)	25	(1)	5	28	—
General corporate expenses	44	43	40	37	164	40

Total segment profit (loss)	487	456	412	346	1,701	412

Reclass equity earnings (losses)	(18)	(38)	(37)	(41)	(134)	48
Reclass income (loss) from investments	1	(25)	1	(5)	(28)	—
Reclass general corporate expenses	(44)	(43)	(40)	(37)	(164)	(40)

Operating income (loss)	426	350	336	263	1,375	420
Equity earnings (losses)	18	38	37	41	134	(48)
Interest incurred	(152)	(151)	(151)	(157)	(611)	(169)
Interest capitalized	24	24	27	26	101	29
Other investing income—net	13	39	10	19	81	14
Other income (expense)—net	(2)	2	1	(1)	—	1

Income (loss) from continuing operations before income taxes	327	302	260	191	1,080	247
Provision (benefit) for income taxes	96	102	62	141	401	51

Income (loss) from continuing operations	231	200	198	50	679	196
Income (loss) from discontinued operations	(1)	(8)	(1)	(1)	(11)	—

Net income (loss)	230	192	197	49	668	196
Less: Net income attributable to noncontrolling interests	69	50	56	63	238	56

Net income (loss) attributable to The Williams Companies, Inc.	161	142	141	(14)	430	$140

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	162	149	143	(13)	441	$140
Income (loss) from discontinued operations	(1)	(7)	(2)	(1)	(11)	—

Net income (loss)	161	142	141	(14)	430	$140

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.23	$0.22	$0.20	$(0.02)	$0.64	$0.20
Income (loss) from discontinued operations	—	(0.01)	—	—	(0.02)	—

Net income (loss)	$0.23	$0.21	$0.20	$(0.02)	$0.62	$0.20

Weighted-average number of shares used in computations (thousands)	687,143	686,924	687,306	683,552	687,185	688,904

Common shares outstanding at end of period (thousands)	682,591	683,063	683,334	683,777	683,777	685,419
Market price per common share (end of period)	$37.46	$32.47	$36.36	$38.57	$38.57	$40.58

Common dividends per share	$0.33875	$0.3525	$0.36625	$0.38	$1.4375	$0.4025

Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

2

Reconciliation of GAAP “Segment Profit (Loss)” to Non-GAAP “Adjusted Segment Profit (Loss)” and “Adjusted Segment Profit + DD&A”

(UNAUDITED)

	2013*					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Segment profit (loss):

Williams Partners	$494	$427	$411	$345	$1,677	$503
Williams NGL & Petchem Services	(2)	(1)	(4)	(25)	(32)	(100)
Access Midstream Partners	—	29	6	26	61	6
Other	(5)	1	(1)	—	(5)	3

Total segment profit (loss)	$487	$456	$412	$346	$1,701	$412

Adjustments:

Williams Partners	$(6)	$1	$(17)	$143	$121	$60
Williams NGL & Petchem Services	—	—	—	20	20	95
Access Midstream Partners	—	(26)	—	(5)	(31)	—
Other	—	—	—	—	—	—

Total segment adjustments	$(6)	$(25)	$(17)	$158	$110	$155

Adjusted segment profit (loss):

Williams Partners	$488	$428	$394	$488	$1,798	$563
Williams NGL & Petchem Services	(2)	(1)	(4)	(5)	(12)	(5)
Access Midstream Partners	—	3	6	21	30	6
Other	(5)	1	(1)	—	(5)	3

Total adjusted segment profit (loss)	$481	$431	$395	$504	$1,811	$567

Depreciation and amortization (DD&A):

Williams Partners	$196	$191	$201	$203	$791	$208
Williams NGL & Petchem Services	—	—	—	—	—	—
Access Midstream Partners**	17	15	16	15	63	15
Other	5	7	6	6	24	6

Total depreciation and amortization	$218	$213	$223	$224	$878	$229

Adjusted segment profit (loss) + DD&A

Williams Partners	$684	$619	$595	$691	$2,589	$771
Williams NGL & Petchem Services	(2)	(1)	(4)	(5)	(12)	(5)
Access Midstream Partners	17	18	22	36	93	21
Other	—	8	5	6	19	9

Total adjusted segment profit (loss) + DD&A	$699	$644	$618	$728	$2,689	$796

*	Recast due to the dropdown of the Canadian operations to Williams Partners in the first quarter of 2014.

**	DD&A adjustment for Access Midstream Partners reflects the amortization of the basis difference between Williams’ investment and its proportional share of the underlying net assets.

Note: Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in other investing income—net in the Consolidated Statement of Income. Equity earnings (losses) results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

3

Williams Partners

(UNAUDITED)

	2013*					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$702	$717	$731	$764	$2,914	$763
Product sales	1,104	1,046	887	884	3,921	930

Total revenues	1,806	1,763	1,618	1,648	6,835	1,693
Segment costs and expenses:
Product costs	790	801	710	726	3,027	769
Operating and maintenance expenses	257	289	265	269	1,080	248
Depreciation and amortization expenses	196	191	201	203	791	208
Selling, general, and administrative expenses	85	85	90	90	350	90
Net insurance recoveries—Geismar Incident	—	6	(45)	13	(26)	(119)
Other (income) expense—net	1	(2)	16	22	37	17

Total segment costs and expenses	1,329	1,370	1,237	1,323	5,259	1,213
Equity earnings	18	35	31	20	104	23
Income (loss) from investments	(1)	(1)	(1)	—	(3)	—

Reported segment profit	494	427	411	345	1,677	503
Adjustments	(6)	1	(17)	143	121	60

Adjusted segment profit	$488	$428	$394	$488	$1,798	$563

Operating statistics
Interstate Transmission
Throughput (Tbtu)	1,046.6	850.0	925.4	1,047.9	3,869.9	1,141.6
Avg. daily transportation volumes (Tbtu)	11.6	9.3	10.0	11.4	10.6	12.6
Avg. daily firm reserved capacity (Tbtu)	12.3	11.9	11.8	12.3	12.1	12.6

Gathering and Processing**
Gathering volumes (Tbtu)	405	429	442	455	1,731	436
Plant inlet natural gas volumes (Tbtu)	389	408	393	359	1,549	339

Ethane equity sales (million gallons)	23	43	57	24	147	33
Non-ethane equity sales (million gallons)	163	157	153	134	607	113

NGL equity sales (million gallons)	186	200	210	158	754	146

Ethane margin ($/gallon)	$0.03	$0.02	$(0.01)	$0.02	$0.01	$0.20
Non-ethane margin ($/gallon)	$0.87	$0.75	$0.85	$0.94	$0.85	$0.88
NGL margin ($/gallon)	$0.77	$0.59	$0.62	$0.80	$0.69	$0.73

Ethane production (million gallons)	160	186	181	143	670	135
Non-ethane production (million gallons)	404	439	425	381	1,649	372

NGL production (million gallons)	564	625	606	524	2,319	507

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	246	211	10	—	467	—
Geismar ethylene margin ($/lb)	$0.37	$0.33	$0.05	$—	$0.34	$—

Equity investments—100%
Discovery NGL equity sales (million gallons)	19	18	6	6	49	10
Discovery NGL production (million gallons)	63	64	45	46	218	47
Laurel Mountain gathering volumes (Tbtu)	27	29	32	36	124	34
Overland Pass NGL transportation volumes (Mbbls)	7,402	11,151	13,174	11,463	43,190	8,612

*	Recast due to the dropdown of the Canadian operations to Williams Partners in the first quarter of 2014

**	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

4

Williams NGL & Petchem Services

(UNAUDITED)

	2013*					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Segment costs and expenses:
Operating and maintenance expenses	$1	$1	$1	$—	$3	$2
Selling, general, and administrative expenses	—	—	3	3	6	22
Other (income) expense—net	1	—	—	22	23	(1)

Total segment costs and expenses	2	1	4	25	32	23
Equity earnings (losses)	—	—	—	—	—	(77)

Reported segment profit (loss)	(2)	(1)	(4)	(25)	(32)	(100)
Adjustments	—	—	—	20	20	95

Adjusted segment profit (loss)	$(2)	$(1)	$(4)	$(5)	$(12)	$(5)

* Recast due to the dropdown of the Canadian operations to Williams Partners in the first quarter of 2014.

Access Midstream Partners (UNAUDITED)
	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Equity earnings	$17	$18	$22	$36	$93	$21
Less: Amortizations of equity investment basis differences	17	15	16	15	63	15

Total equity earnings	—	3	6	21	30	6
Other investing income—net	—	26	—	5	31	—

Reported segment profit	—	29	6	26	61	6
Adjustments	—	(26)	—	(5)	(31)	—

Adjusted segment profit	$—	$3	$6	$21	$30	$6

Distributions received	$20	$22	$22	$29	$93	$31

5

Capital Expenditures and Investments

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures:
Williams Partners**	$704	$781	$933	$893	$3,311	$724
Williams NGL & Petchem Services**	4	31	71	130	236	61
Other	5	5	8	7	25	8

Total*	$713	$817	$1,012	$1,030	$3,572	$793

Purchase of businesses:
Other	$—	$—	$—	$6	$6	$—

Purchase of investments:
Williams Partners	$93	$89	$162	$95	$439	$215
Williams NGL & Petchem Services	—	2	—	10	12	13
Other	—	4	—	—	4	—

Total	$93	$95	$162	$105	$455	$228

Summary:
Williams Partners	$797	$870	$1,095	$988	$3,750	$939
Williams NGL & Petchem Services	4	33	71	140	248	74
Other	5	9	8	13	35	8

Total	$806	$912	$1,174	$1,141	$4,033	$1,021

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$732	$873	$1,080	$968	$3,653	$840
Purchase of businesses	—	—	—	6	6	—
Purchase of investments	93	95	162	105	455	228

Total	$825	$968	$1,242	$1,079	$4,114	$1,068

*Increases to property, plant, and equipment	$732	$873	$1,080	$968	$3,653	$840
Changes in related accounts payable and accrued liabilities	(19)	(56)	(68)	62	(81)	(47)

Capital expenditures	$713	$817	$1,012	$1,030	$3,572	$793

**	Recast due to the dropdown of the Canadian operations to Williams Partners in the first quarter of 2014.

6

Depreciation and Amortization and Other Selected Financial Data

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Depreciation and amortization:
Williams Partners*	$196	$191	$201	$203	$791	$208
Other	5	7	6	6	24	6
Total	$201	$198	$207	$209	$815	$214

Other selected financial data:
Cash and cash equivalents	$702	$824	$732	$681	$681	$1,064
Total assets	$24,816	$25,657	$26,455	$27,142	$27,142	$28,306
Capital structure:
Debt
Commercial paper	$—	$710	$371	$225	$225	$—
Current	$1	$1	$1	$1	$1	$751
Noncurrent	$10,610	$10,359	$10,359	$11,353	$11,353	$12,099
Stockholders’ equity	$4,795	$4,694	$4,948	$4,864	$4,864	$4,616
Debt to debt-plus-stockholders’ equity ratio	68.9%	70.2%	68.4%	70.4%	70.4%	73.6%

*	Recast due to the dropdown of the Canadian operations to Williams Partners in the first quarter of 2014.

7

2014 Forecast Guidance—Reported to Adjusted

	April 30 Guidance
	Reported	Adjustment	Adjusted
(Dollars in millions, except earnings per share)	Low — High	Items	Low — High
Segment profit	$2,215 — $2,615	$(15)	$2,200 — $2,600

Net interest expense	(565) — (595)	—	(565) — (595)

General corporate/other/rounding	(122) — (132)	(13)	(135) — (145)

Pretax income	1,528 — 1,888	(28)	1,500 — 1,860

Provision for income tax	(390) — (510)	(25)	(415) — (535)

Income from continuing operations	$1,138 — $1,378	$(53)	$1,085 — $1,325

Net income attributable to noncontrolling interests	(422) — (522)	32	(390) — (490)

Amounts attributable to Williams:

Income from continuing operations	$716 — $856	$(21)	$695 — $835

Diluted EPS	$1.03 — $1.23		$1.00 — $1.20

8

Segment Profit Guidance—Reported to Adjusted

	April 30 Guidance
	2014			2015
(Dollars in millions)	Low	Midpoint	High	Low	Midpoint	High
Reported segment profit:
Williams Partners	$2,275	$2,455	$2,635	$2,610	$2,830	$3,050
Williams NGL & Petchem Services	(115)	(113)	(110)	80	90	100
Access Midstream Partners	25	43	60	65	85	105
Other	30	30	30	65	65	65

Total Reported segment profit	$2,215	$2,415	$2,615	$2,820	$3,070	$3,320

Adjustments:
Williams Partners-Loss related to compressor station fire	$6	$6	$6	$—	$—	$—
Williams Partners-Geismar Incident adjustment for insurance and timing	(116)	(116)	(116)	—	—	—
Williams NGL & Petchem Services-Bluegrass Pipeline project development costs (100% consolidated)	19	19	19	—	—	—
Williams NGL & Petchem Services-Bluegrass Pipeline and Moss Lake project development costs (50% equity investment losses)	6	6	6	—	—	—
Williams NGL & Petchem Services-Equity investment losses related to Bluegrass Pipeline and Moss Lake impairments	70	70	70	—	—	—
Access Midstream Partners	—	—	—	—	—	—
Other	—	—	—	—	—	—

Total Adjustments	$(15)	$(15)	$(15)	$—	$—	$—

Adjusted segment profit (loss):
Williams Partners	$2,165	$2,345	$2,525	$2,610	$2,830	$3,050
Williams NGL & Petchem Services	(20)	(18)	(15)	80	90	100
Access Midstream Partners	25	43	60	65	85	105
Other	30	30	30	65	65	65

Total Adjusted segment profit (loss)	$2,200	$2,400	$2,600	$2,820	$3,070	$3,320

Depreciation and amortization (DD&A):
Williams Partners	$895	$920	$945	$1,010	$1,035	$1,060
Williams NGL & Petchem Services	5	5	5	25	25	25
Access Midstream Partners*	60	60	60	60	60	60
Other	25	25	25	30	30	30

Total depreciation and amortization	$985	$1,010	$1,035	$1,125	$1,150	$1,175

* Amortization adjustment for Access Midstream Partners reflects the amortization of the basis difference between Williams’ investment and its proportional share of the underlying net assets.

Adjusted segment profit (loss) + DD&A
Williams Partners	$3,060	$3,265	$3,470	$3,620	$3,865	$4,110
Williams NGL & Petchem Services	(15)	(13)	(10)	105	115	125
Access Midstream Partners	85	103	120	125	145	165
Other	55	55	55	95	95	95

Total adjusted segment profit + DD&A	$3,185	$3,410	$3,635	$3,945	$4,220	$4,495

9

Reconciliation of Forecasted Reported Income from Continuing Operations to Adjusted Income from Continuing Operations

	April 30 Guidance
	2014			2015
(Dollars in millions, except earnings per share)	Low	Midpoint	High	Low	Midpoint	High

Reported income from continuing operations	$716	$786	$856	$965	$1,070	$1,175

Adjustments—pretax	4	4	4	—	—	—

Adjustments—taxes	(25)	(25)	(25)	—	—	—

Adjustments—after tax	(21)	(21)	(21)	—	—	—
Adjusted income from continuing ops	$695	$765	$835	$965	$1,070	$1,175

Adjusted diluted EPS	$1.00	$1.10	$1.20	$1.35	$1.50	$1.65

Note: All amounts attributable to Williams

10